As filed with the Securities and Exchange Commission on June 24, 2022

Registration No. 333-238881

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

to

Form F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CELLECTIS S.A.

(Exact Name of Registrant as Specified in Its Charter)

France	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Cellectis S.A.

8, rue de la Croix Jarry

75013 Paris, France

Tel. +33 (0)1 81 69 16 00

(Address and telephone number of Registrant’s principal executive offices)

Cellectis, Inc.

430 East 29th Street

New York, New York 10016

(347) 908-5980

(Name, address, and telephone number of agent for service)

Copies to:

Marie-Bleuenn Terrier General Counsel Cellectis, S.A. 8, rue de la Croix Jarry 75013 Paris, France +33 (0)1 81 69 16 00	Peter E. Devlin Jones Day 250 Vesey Street New York, New York 10281 (212) 326-3939	Renaud Bonnet Jones Day 2, rue Saint-Florentin 75001 Paris, France +33 1 56 59 39 39

Approximate date of commencement of proposed sale to the public: N/A

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

Deregistration of Securities

This Post-Effective Amendment No.  1 (the “Post-Effective Amendment”) to the Registration Statement on Form F-3 (File No. 333-238881) (the “Registration Statement”) of Cellectis S.A. (the “Company”) is being filed to deregister all unsold securities that had been registered under the Registration Statement because the Company no longer qualifies as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended.

Accordingly, the Company hereby terminates the effectiveness of the Registration Statement and removes from registration all securities of the Company registered but unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing this Post-Effective Amendment to Form F-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France, on June 24, 2022.

CELLECTIS S.A.

By:	/s/ André Choulika
Name:	André Choulika
Title:	Chief Executive Officer and Director